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                                                                    Exhibit 99.1


                               [ATARI LETTERHEAD]

                                                  FOR IMMEDIATE RELEASE


                                                  Contact: Ryan Barr
                                                           Atari, Inc
                                                           212-726-6996
                                                           Ryan.Barr@atari.com


                    ATARI REPORTS FISCAL 2004 FOURTH QUARTER
                              AND YEAR-END RESULTS

NEW YORK - MAY 6, 2004 - ATARI, INC. (NASDAQ: ATAR), a leader in interactive entertainment, today announced unaudited results for the fiscal 2004 fourth quarter and year ended March 31, 2004.

Net revenue for the fourth quarter ended March 31, 2004, was $66.4 million compared to $84.7 million in the comparable year-earlier period. Publishing net revenue was $51.0 million compared to $66.4 million in the prior March quarter, while distribution revenue was $15.4 million compared to $18.3 million in the comparable year-earlier quarter. Revenue for the period was driven by the highly anticipated release of Unreal Tournament 2004 (PC), which sold approximately 400,000 units in the U.S. from its mid-March launch through the end of the quarter, and supported by titles including Dragon Ball Z: Budokai 2 (PS2), Trivial Pursuit: Unhinged (PS2 and Xbox) and Unreal II: The Awakening (Xbox), among others. The decline in net revenue was largely attributable to the Company's decision to release a lighter slate of new titles in the fiscal fourth quarter, the new June release date for DRIV3R, and its long-term strategy to reduce its lower margin third-party distribution arrangements.

Net loss for the quarter was $17.3 million, or $0.14 per share, compared to a net loss of $12.7 million, or $0.18 per share, in the year-earlier period.

Net revenue for the year-ended March 31, 2004, was $468.9 million versus $534.2 million in the comparable year-earlier period. Publishing net revenue was $405.9 million versus $438.1 million in the prior year, while distribution revenue was $63.0 million versus $96.1 million in the comparable year-earlier period. Net income for the year-end was $766,000, or $0.01 per share, prior to a one-time non-cash dividend relating to the Company's September recapitalization and public offering. Including the $39.4 million dividend, loss attributable to common shareholders for the fiscal year was $38.6 million, or $0.40 per share, compared to income attributable to common shareholders of $17.4 million, or $0.25 per share, in the year-earlier period.

"Fiscal 2004 was a year of evolution for our Company," stated Bruno Bonnell, Chairman and CEO of Atari. "We adopted the Atari name; launched Enter The Matrix, our most successful title to date; completed a $200 million recapitalization and stock offering; and continued to streamline our overall business, all with the ultimate goal of creating greater shareholder value. Each of these steps has a positive impact on our ability to reach the mass market audience with compelling, high-quality interactive entertainment, which will continue to be one of our main objectives in the months ahead."


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Atari's product lineup for fiscal 2005 is expected to include the following key releases, among many others:

     o    For the First Quarter ending June 30, 2004: Transformers (PS2), Duel
          Masters: Sempai Legends (GBA), DRIV3R (PS2 and Xbox), and Shadow Ops:
          Red Mercury (Xbox).

     o    For the Second Quarter ending September 30, 2004: Dragon Ball Z:
          Supersonic Warriors (GBA), YuYu Hakusho: Dark Tournament (PS2), Terminator 3: The Redemption (PS2, Xbox, and GameCube), Asterix (PS2), Forgotten Realms: Demon Stone (PS2), Test Drive: Eve of Destruction
          (PS2), Zoids: Legacy (GBA), Zoids: Battle Legends (GameCube), Deer Hunter 2005 (PC), and Backyard Skater (PC).

     o    For the Third Quarter ending December 31, 2004: Backyard Basketball
          (GBA), Dragon Ball Z: Buu's Fury (GBA), DRIV3R (PC), Godzilla: Save The Earth (PS2 and Xbox), Shadow Ops: Red Mercury (PC), Forgotten
          Realms: Demon Stone (Xbox), Dragon Ball Z: Budokai 3 (PS2), Sid Meier's Pirates! (PC), and RollerCoaster Tycoon 3.

     o For the Fourth Quarter ending March 31, 2005: Revenue will be driven by releases from both the lucrative Dragon Ball Z and Dungeons & Dragons franchises.

Mr. Bonnell continued, "We believe that increased market share will be the key to our financial growth as the industry transitions to the next generation of consoles. Interactive entertainment is currently the fastest growing segment in the entertainment industry in large part because it now attracts the mass consumer audience in addition to core gamers. Atari's strategy has always been about reaching mass market consumers, and their growing interest in gaming combined with our slate of challenging yet accessible games makes for a powerful combination."

For the 2005 fiscal first quarter ending June 30, 2004, Atari anticipates net revenue of approximately $110 million. The Company expects to report net income and earnings per share in the range of $8.5 million to $10.0 million, or $0.07 to $0.08 per share.

For the fiscal year ending March 31, 2005, Atari anticipates full-year net revenue of approximately $470 million. The Company expects to report net income and earnings per share in the range of $25 million to $30 million, or $0.20 to $0.25 per share.

ATARI WILL HOST A TELECONFERENCE WITH A SIMULTANEOUS WEBCAST AT 4:45 P.M. EASTERN TIME TODAY TO DISCUSS THE COMPANY'S YEAR-END RESULTS. TO ACCESS THE TELECONFERENCE, PLEASE DIAL 1-800-901-5213 (DOMESTIC) OR 1-617-786-2962 (INTERNATIONAL), ACCESS CODE 75452156, OR LISTEN TO IT LIVE VIA THE INTERNET BY ACCESSING THE COMPANY'S WEB SITE (WWW.ATARI.COM).


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ABOUT ATARI

New York-based Atari, Inc. (Nasdaq: ATAR) develops interactive games for all platforms and is one of the largest third-party publishers of interactive entertainment software in the U.S. The Company's 1,000+ titles include hard-core, genre-defining games such as Driver(TM), Enter the Matrix(TM), Neverwinter Nights(TM), Stuntman(TM), Test Drive(R), Unreal(R) Tournament 2003, and Unreal(R) Championship; and mass-market and children's games such as Backyard Sports(TM), Nickelodeon's Blue's Clues(TM) and Dora the Explorer(TM), Civilization(R), Dragon Ball Z(R) and RollerCoaster Tycoon(R). Atari, Inc. is a majority-owned subsidiary of France-based Infogrames Entertainment SA (Euronext
5257), the largest interactive games publisher in Europe. For more information, visit www.atari.com.

SAFE HARBOR STATEMENT

With the exception of the historical information contained in this release, the matters described herein contain certain "forward-looking statements" that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements. Actual results may vary materially from those expressed or implied by the statements herein. Some of the factors which could cause our results to differ materially include the following: the loss of key customers, such as Wal-Mart, Best Buy, Target or Toys "R" Us; fluctuations in the Company's quarterly net revenues and results of operations based on the seasonality of our industry; delays in product development and related product release schedules; maintaining relationships with leading independent video game software developers; adapting to the rapidly changing industry technology, including new console technology; maintaining or acquiring licenses to intellectual property; the termination or modification of our agreements with hardware manufacturers; and other factors described in our SEC filings, including our Annual Report on Form 10-K for the year ended March 31, 2003, our quarterly reports on Form 10-Q, and our Registration Statement on Form S-2 (as filed with the SEC on September 18, 2003, Registration No. 333-107819).

The Company undertakes no duty to update any forward-looking statements to conform the statement to actual results or changes in the Company's expectations.

                               (Tables to Follow)


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                                      -4-

                          ATARI, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          FOR THE THREE MONTHS     FOR THE TWELVE MONTHS
                                             ENDED MARCH 31,           ENDED MARCH 31,
                                         ----------------------    ----------------------
                                            2003         2004         2003         2004
                                         ---------    ---------    ---------    ---------
Net revenues .........................   $  84,683    $  66,404    $ 534,248    $ 468,944

Cost of goods sold ...................      45,820       46,269      263,883      248,981
                                         ---------    ---------    ---------    ---------
     Gross profit ....................      38,863       20,135      270,365      219,963

Selling and distribution expenses ....      12,648       13,761       93,771       85,031

General and administrative expenses ..      10,279        8,152       41,184       33,310

In-process research and development ..          --           --        7,400           --

Research and development .............      23,736       15,610       84,197       88,343

Gain on sale of development project
  to a related party .................          --           --           --       (3,744)

Depreciation and amortization ........       1,927        2,398        7,777        9,155
                                         ---------    ---------    ---------    ---------
  Operating (loss) income ............      (9,727)     (19,786)      36,036        7,868

Interest expense, net ................       2,990          443       13,667        7,658

Other expense ........................         (83)         (66)      (2,926)      (2,363)
                                         ---------    ---------    ---------    ---------
  (Loss) income before (benefit
    from) provision for income taxes .     (12,800)     (20,295)      19,443       (2,153)

(Benefit from) provision for income
  taxes ..............................         (85)      (2,982)       2,083       (2,919)
                                         ---------    ---------    ---------    ---------

NET (LOSS) INCOME ....................   $ (12,715)   $ (17,313)   $  17,360    $     766


DIVIDEND PAID TO PARENT ..............          --           --           --      (39,351)
                                         ---------    ---------    ---------    ---------

(LOSS) INCOME ATTRIBUTABLE TO
  COMMON STOCKHOLDERS ................   $ (12,715)   $ (17,313)   $  17,360    $ (38,585)
                                         =========    =========    =========    =========

Basic (loss) income attributable
  to common stockholders per share ...   $   (0.18)   $   (0.14)   $    0.25    $   (0.40)
                                         =========    =========    =========    =========

Diluted (loss) income attributable
  to common stockholders per share ...   $   (0.18)   $   (0.14)   $    0.25    $   (0.40)
                                         =========    =========    =========    =========


Basic weighted average shares
  outstanding ........................      69,918      121,214       69,864       96,990
                                         =========    =========    =========    =========


Diluted weighted average shares
  outstanding ........................      69,918      121,214       70,058       96,990
                                         =========    =========    =========    =========


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                                      -5-


                          ATARI, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                  MARCH 31,    MARCH 31,
                                                                     2003         2004
                                                                  ---------    ---------
ASSETS
Current assets:
Cash ..........................................................   $     815    $   9,621
Receivables, net ..............................................      47,053       37,707
Inventories, net ..............................................      37,827       27,520
Income taxes receivable .......................................         395        2,320
Due from related parties ......................................       2,656        4,175
Prepaid expenses and other current
  assets ......................................................      16,958       12,465
Related party notes receivables ...............................          --        8,571
                                                                  ---------    ---------
        Total current assets ..................................     105,704      102,379
Advances to related parties ...................................      32,184           --
Property and equipment, net ...................................      14,727       13,267
Goodwill, net of accumulated
  amortization of $26,116 in both
  periods .....................................................      70,224       70,224
Other intangible assets, net of
  accumulated amortization of $619
  and $1,294, at March 31, 2003 and
  March 31, 2004, respectively ................................       2,081        1,406
Other assets ..................................................       7,162        6,680
                                                                  ---------    ---------
         Total assets .........................................   $ 232,082    $ 193,956
                                                                  =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIENCY)
Current liabilities:

Accounts payable ..............................................   $  39,587    $  37,837
Accrued liabilities ...........................................      31,872       15,886
Revolving credit facility .....................................      10,651           --
Current portion of related party
  medium-term loan ............................................      40,000           --
Related party credit facility .................................      44,800           --
Royalties payable .............................................      13,653       14,481
Income taxes payable ..........................................       1,965          450
Short-term deferred income ....................................       2,077        2,107
Due to related parties ........................................      12,747        6,704
                                                                  ---------    ---------
      Total current liabilities ...............................     197,352       77,465
Related party debt ............................................     124,610           --
Deferred income ...............................................       4,131          555
Other long-term liabilities ...................................       2,907          873
                                                                  ---------    ---------
      Total liabilities .......................................     329,000       78,893
                                                                  ---------    ---------

Commitments and contingencies

Stockholders' equity (deficiency):
  Preferred stock, $0.01 par value,
    5,000 shares authorized, none
    issued or outstanding .....................................          --           --
  Common stock, $0.01 par value,
    300,000 shares authorized,
    69,920 and 121,231 shares issued
    and outstanding at March 31, 2003
    and March 31, 2004, respectively ..........................         699        1,212
  Additional paid-in capital ..................................     486,053      735,964
  Accumulated deficit .........................................    (586,851)    (625,436)
  Accumulated other comprehensive income ......................       3,181        3,323
                                                                  ---------    ---------
        Total stockholders' (deficiency) equity ...............     (96,918)     115,063
                                                                  ---------    ---------
        Total liabilities and stockholders' (deficiency) equity   $ 232,082    $ 193,956
                                                                  =========    =========

                               SUPPLEMENTAL TABLE

                                        Three Months Ended         Year Ended
                                            March 31,               March 31,
                                        ------------------       ---------------
                                        2003        2004         2003       2004
                                        ----        ----         ----       ----
PUBLISHING REVENUE MIX

PC .............................         45%         43%         40%         30%
Playstation2 ...................         26%         28%         30%         35%
Playstation ....................          8%          1%          4%          3%
Xbox ...........................          9%         15%         10%         14%
Game Boy .......................          9%          8%         12%         11%
Game Cube ......................          3%          5%          4%          7%